Financial Results and Supplemental Information April 29, 2025 FIRST QUARTER 2025 Exhibit 99.2 2020 Joe B. Jackson Parkway Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

Table of Contents

QUARTERLY RESULTS

- Industrial Logistics Properties Trust Announces First Quarter 2025 Financial Results 4
- First Quarter 2025 Highlights 5

FINANCIALS

- Key Financial Data 7
- Condensed Consolidated Statements of Income (Loss) 8
- Condensed Consolidated Balance Sheets 9
- Debt Summary 10
- Debt Maturity Schedule 11
- Leverage and Coverage Ratios 12
- Capital Expenditures Summary 13

PORTFOLIO INFORMATION

- Occupancy and Leasing Summary 15
- Tenant Credit Characteristics and Concentration 16
- Portfolio Lease Expiration and Reset Schedules 17
- Key Financial Data by Investment Portfolio 18

JOINT VENTURES

- Consolidated Joint Venture - Mountain Industrial REIT LLC ..... 20 - 23
- Unconsolidated Joint Venture - The Industrial Fund REIT LLC 24

APPENDIX

- Calculation of Non-GAAP Financial Measures ..... 26 - 28
- Company Profile, Research Coverage and Governance Information 29
- Non-GAAP Financial Measures and Certain Definitions ..... 30 - 32

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 33

INDUSTRIAL LOGISTICS PROPERTIES TRUST

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Kevin Barry, Senior Director
(617) 219-1489
kbarry@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.



Holland

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Q1 2025 2

3Q1 2025RETURN TO TABLE OF CONTENTS Quarterly Results

4Q1 2025RETURN TO TABLE OF CONTENTS "Our first quarter results continued to highlight the strong operating fundamentals of our portfolio, as the majority of our key financial metrics increased year-over-year and sequentially. Leasing velocity also remained robust, as we completed over 2.3 million square feet of leasing, including rent resets, at weighted average rental rates that were 18.9% higher than prior rental rates for the same space. Renewal activity accounted for 75% of our leasing activity which showcases the continued demand for our high-quality assets and our ability to achieve organic cash flow growth while maintaining portfolio stability." Yael Duffy President and Chief Operating Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS Newton, MA (April 29, 2025): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended March 31, 2025. Distribution On April 10, 2025, ILPT declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on April 22, 2025. This distribution will be paid on or about May 15, 2025. Conference Call A conference call to discuss ILPT's first quarter results will be held on Wednesday, April 30, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (877) 344-7529; the replay pass code is 8454464. A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's first quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of March 31, 2025, ILPT’s portfolio consisted of 411 properties containing approximately 59.9 million rentable square feet located in 39 states. Approximately 76% of ILPT’s annualized rental revenues as of March 31, 2025 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $40 billion in assets under management as of March 31, 2025 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q1 2025RETURN TO TABLE OF CONTENTS Portfolio Update • Executed 2,319,000 square feet of total leasing activity at weighted average rental rates that were 18.9% higher than prior rental rates for the same space and with a weighted average lease term (by annualized rental revenues) of 6.0 years. • Lease renewals accounted for approximately 75% of leased square footage, which continues to highlight strong tenant retention and demand for ILPT’s high quality warehouse and distribution properties. • Cash flows remain stable, with approximately 76% of annualized rental revenues generated from investment grade tenants (or their subsidiaries) and Hawaii land leases, a weighted average lease term (by annualized rental revenues) of 7.8 years and occupancy of 94.6%. Financial Results • Net loss attributable to common shareholders was $21.5 million, or $0.33 per diluted share. • Normalized FFO attributable to common shareholders was $13.5 million, or $0.20 per diluted share. • NOI increased by 1.7% to $87.5 million and Cash Basis NOI increased by 1.9% to $83.8 million, compared to the first quarter of 2024. • Adjusted EBITDAre increased by 1.1% to $85.3 million compared to the first quarter of 2024. Financing and Liquidity • In March 2025, Mountain JV exercised the second of its three, one-year extension options for the maturity date of its $1.4 billion floating rate loan. As part of the extension, Mountain JV purchased a one-year interest rate cap for $15.0 million with a SOFR strike rate equal to 3.10%. • ILPT had $108.0 million of cash, excluding restricted cash, to meet its operating and capital obligations, pay its debt service obligations and fund future financing needs. First Quarter 2025 Highlights (As of and for the three months ended March 31, 2025, unless otherwise noted)

6Q1 2025RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Selected Income Statement Data:					
Rental income	$ 111,905	$ 110,521	$ 108,945	$ 110,621	$ 112,235
Net loss	$ (31,169)	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)
Net loss attributable to common shareholders	$ (21,532)	$ (24,101)	$ (24,990)	$ (23,175)	$ (23,403)
NOI	$ 87,502	$ 84,186	$ 84,709	$ 86,265	$ 86,052
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196
Adjusted EBITDAre	$ 85,324	$ 82,156	$ 83,947	$ 85,057	$ 84,400
FFO attributable to common shareholders	$ 12,523	$ 8,877	$ 8,063	$ 8,965	$ 9,450
Normalized FFO attributable to common shareholders	$ 13,490	$ 8,877	$ 8,063	$ 8,965	$ 9,450
CAD attributable to common shareholders	$ 11,633	$ 7,696	$ 11,247	$ 14,005	$ 11,928
Rolling four quarter CAD attributable to common shareholders	$ 44,581	$ 44,876	$ 46,128	$ 45,386	$ 41,184
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.33)	$ (0.37)	$ (0.38)	$ (0.35)	$ (0.36)
FFO attributable to common shareholders	$ 0.19	$ 0.13	$ 0.12	$ 0.14	$ 0.14
Normalized FFO attributable to common shareholders	$ 0.20	$ 0.13	$ 0.12	$ 0.14	$ 0.14
CAD attributable to common shareholders	$ 0.18	$ 0.12	$ 0.17	$ 0.21	$ 0.18
Rolling four quarter CAD attributable to common shareholders	$ 0.68	$ 0.68	$ 0.70	$ 0.69	$ 0.63
Dividends:					
Annualized dividends paid per share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.2%	1.1%	0.8%	1.1%	0.9%
Annualized Normalized FFO attributable to common shareholders payout ratio	5.0%	7.7%	8.3%	7.1%	7.1%
CAD attributable to common shareholders payout ratio	5.6%	8.3%	5.9%	4.8%	5.6%
Rolling four quarter CAD attributable to common shareholders payout ratio	5.9%	5.9%	5.7%	5.8%	6.3%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 107,951	$ 131,706	$ 153,863	$ 146,150	$ 128,394
Total gross assets	$ 5,919,339	$ 5,930,217	$ 5,946,943	$ 5,950,348	$ 5,956,536
Total assets	$ 5,363,625	$ 5,406,331	$ 5,454,808	$ 5,489,822	$ 5,527,569
Total liabilities	$ 4,386,712	$ 4,397,001	$ 4,412,049	$ 4,402,055	$ 4,405,069
Total equity	$ 976,913	$ 1,009,330	$ 1,042,759	$ 1,087,767	$ 1,122,500

	As of 3/31/2025
Capitalization:	
Total common shares	66,143,704
Closing price	$ 3.44
Equity market capitalization	$ 227,534
Debt	4,303,196
Total market capitalization	$ 4,530,730
Net Debt:	
Principal balance	$ 4,303,196
Cash and cash equivalents	(107,951)
Restricted cash and cash equivalents	(128,751)
Net debt	$ 4,066,494


Hamburg, NY
338,584 Square Feet
ILPT Ownership: 61%

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Q1 2025 7

8Q1 2025RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended March 31, 2025 2024 Rental income $ 111,905 $ 112,235 Expenses: Real estate taxes 14,154 15,861 Other operating expenses 10,249 10,322 Depreciation and amortization 41,518 43,577 General and administrative 8,238 7,689 Total expenses 74,159 77,449 Interest income 1,968 2,852 Interest expense (69,813) (73,230) Loss before income taxes and equity in (losses) earnings of unconsolidated joint venture (30,099) (35,592) Income tax expense (28) (33) Equity in (losses) earnings of unconsolidated joint venture (1,042) 1,723 Net loss (31,169) (33,902) Net loss attributable to noncontrolling interest 9,637 10,499 Net loss attributable to common shareholders $ (21,532) $ (23,403) Weighted average common shares outstanding (basic and diluted) 65,834 65,556 Net loss per share attributable to common shareholders (basic and diluted) $ (0.33) $ (0.36) (amounts in thousands, except per share data) Union, OH 1,791,246 Square Feet ILPT Ownership: 22%

9Q1 2025RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets March 31, December 31, 2025 2024 ASSETS Real estate properties $ 5,181,091 $ 5,180,385 Accumulated depreciation (555,714) (523,886) Total real estate properties, net 4,625,377 4,656,499 Investment in unconsolidated joint venture 114,700 116,732 Acquired real estate leases, net 190,123 199,193 Cash and cash equivalents 107,951 131,706 Restricted cash and cash equivalents 128,751 110,774 Rents receivable 131,464 129,162 Other assets, net 65,259 62,265 Total assets $ 5,363,625 $ 5,406,331 LIABILITIES AND EQUITY Mortgages and notes payable, net $ 4,296,146 $ 4,300,537 Accounts payable and other liabilities 71,295 76,753 Assumed real estate lease obligations, net 14,089 14,937 Due to related persons 5,182 4,774 Total liabilities 4,386,712 4,397,001 Commitments and contingencies Equity attributable to common shareholders 539,525 562,019 Noncontrolling interest 437,388 447,311 Total equity 976,913 1,009,330 Total liabilities and equity $ 5,363,625 $ 5,406,331 (dollars in thousands) Mobile, AL 362,942 Square Feet ILPT Ownership: 61%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2025

(dollars in thousands)

Entity	Type	Secured By	Interest Rate (1)	Principal Balance	Maturity Date	Years to Maturity
ILPT	Floating rate - interest only (2)	69 mainland and 35 Hawaii properties	6.71%	$ 1,235,000	10/09/2025	0.5
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	650,000	02/07/2029	3.9
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	6.9
Mountain JV	Floating rate - interest only (3)	82 mainland properties	5.87%	1,400,000	03/09/2026	0.9
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	5.2
Mountain JV	Fixed rate - amortizing	One mainland property	3.67%	9,672	05/01/2031	6.1
Mountain JV	Fixed rate - amortizing	One mainland property	4.14%	11,308	07/01/2032	7.3
Mountain JV	Fixed rate - amortizing	One mainland property	4.02%	25,579	10/01/2033	8.5
Mountain JV	Fixed rate - amortizing	One mainland property	4.13%	35,829	11/01/2033	8.6
Mountain JV	Fixed rate - amortizing	One mainland property	3.10%	22,179	06/01/2035	10.2
Mountain JV	Fixed rate - amortizing	One mainland property	2.95%	35,953	01/01/2036	10.8
Mountain JV	Fixed rate - amortizing	One mainland property	4.27%	40,886	11/01/2037	12.6
Mountain JV	Fixed rate - amortizing	One mainland property	3.25%	45,790	01/01/2038	12.8
	Weighted average / total		5.53%	$ 4,303,196		2.8



Ankeny, IA
644,108 Square Feet
ILPT Ownership: 22%

(1) Interest rates reflect the impact of interest rate caps, as applicable.

(2) This loan has two remaining one-year extension options, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 3.93%. ILPT purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 2.78%.

(3) This loan has one remaining one-year extension option, subject to the satisfaction of certain conditions, and requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 2.77%. Mountain JV purchased an interest rate cap through March 2026 with a SOFR strike rate equal to 3.10%.

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11Q1 2025RETURN TO TABLE OF CONTENTS (1) This loan matures in March 2026, subject to one remaining one-year extension option. (2) This loan matures in October 2025, subject to two remaining one-year extension options. Debt Maturity Schedule (dollars in millions) As of March 31, 2025 Current Maturity Date Pr in ci p al $1,235.0 — — — — — $1,400.0$14.2 $19.5 $20.2 $21.0 $671.8 $921.5 Secured fixed rate debt Secured floating rate debt of consolidated joint venture Secured floating rate debt 2025 2026 2027 2028 2029 Thereafter $— $250 $500 $750 $1,000 $1,250 $1,500 Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100% (1) (2)

12Q1 2025RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Leverage Ratios: Net debt / total gross assets 68.7% 68.6% 68.1% 68.2% 68.6% Net debt / gross book value of real estate assets 71.3% 71.3% 71.0% 71.2% 71.7% Net debt / total market capitalization 89.8% 89.4% 87.5% 89.0% 88.7% Secured debt / total assets 80.2% 79.7% 79.1% 78.6% 78.2% Variable rate debt / net debt 64.8% 64.8% 65.1% 64.9% 64.5% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 11.9x 12.4x 12.1x 11.9x 12.1x Adjusted EBITDAre / interest expense 1.2x 1.1x 1.1x 1.2x 1.2x Leverage and Coverage Ratios Vance, AL 529,568 Square Feet ILPT Ownership: 100%

13Q1 2025RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Tenant improvements $ 3 $ 916 $ 433 $ 142 $ 444 Leasing costs 3,222 1,265 2,695 184 2,127 Building improvements 734 3,176 2,509 2,506 802 Total capital expenditures $ 3,959 $ 5,357 $ 5,637 $ 2,832 $ 3,373 Capital Expenditures Summary 2552 South 98th Street Edwardsville, KS 280,019 Square Feet ILPT Ownership: 61% TO BE UPDATED BY IR Chester, VA 1,016,281 Square Feet ILPT Ownership: 100%

14Q1 2025RETURN TO TABLE OF CONTENTS Portfolio Information

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Properties	411	411	411	411	411
Rentable square feet	59,890	59,890	59,890	59,893	59,893
Percentage leased	94.6%	94.4%	94.4%	95.4%	99.0%
Leasing Activity (Sq. Ft.):					
New leases	437	148	17	73	90
Renewals	1,738	583	2,740	555	1,785
Rent resets	144	–	–	–	106
Total	2,319	731	2,757	628	1,981
% Change in GAAP Rent:					
New leases	22.2%	43.1%	4.1%	43.5%	48.1%
Renewals	17.6%	37.5%	7.0%	11.2%	38.5%
Rent resets	34.6%	–%	–%	–%	27.5%
Weighted average (by sq. ft.)	18.9%	39.3%	7.0%	15.8%	38.3%
Leasing Costs and Concession Commitments:					
New leases	$ 2,850	$ 1,515	$ 113	$ 587	$ 717
Renewals	3,622	505	2,794	290	2,754
Total	$ 6,472	$ 2,020	$ 2,907	$ 877	$ 3,471
Leasing Costs and Concession Commitments per Sq. Ft.:					
New leases	$ 6.52	$ 10.27	$ 6.77	$ 8.03	$ 7.96
Renewals	$ 2.08	$ 0.87	$ 1.02	$ 0.52	$ 1.54
Weighted average	$ 2.97	$ 2.76	$ 1.05	$ 1.40	$ 1.85
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	5.8	21.3	3.9	14.6	19.4
Renewals	6.2	7.8	6.2	5.8	5.6
Weighted average	6.1	10.5	6.2	6.8	6.2
Leasing Costs and Concession Commitments per Sq. Ft. per Year:					
New leases	$ 1.13	$ 0.48	$ 1.75	$ 0.55	$ 0.41
Renewals	$ 0.33	$ 0.11	$ 0.17	$ 0.09	$ 0.28
Weighted average	$ 0.48	$ 0.26	$ 0.17	$ 0.21	$ 0.30



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Q1 2025 15

16Q1 2025RETURN TO TABLE OF CONTENTS As of March 31, 2025 Tenant Credit Characteristics and Concentration % of Total Annualized Top 10 Tenants (1) Rental Revenues 1 FedEx Corporation 28.7% 2 Amazon.com Services, Inc. 6.7% 3 Home Depot U.S.A., Inc. 2.2% 4 American Tire Distributors, Inc. (2) 1.6% 5 UPS Supply Chain Solutions, Inc. 1.5% 6 Restoration Hardware, Inc. 1.5% 7 Servco Pacific, Inc. 1.4% 8 DHL Group 1.2% 9 TD SYNNEX Corporation 1.1% 10 Techtronic Industries Company Limited 1.0% Total 46.9% (dollars and sq. ft. in thousands) Investment grade rated: 18.2% Subsidiaries of investment grade rated parent entities: 37.0% Other leased Hawaii lands: 20.9% Other unrated or non-investment grade: 23.9% Tenant Credit Characteristics % of Total Annualized Rental Revenues (1) Includes any applicable subsidiaries of named tenants. (2) In October 2024, American Tire Distributors, Inc., or ATD, filed for Chapter 11 bankruptcy. As of April 29, 2025, this tenant has no outstanding lease obligations due to ILPT and has indicated that it does not intend to vacate any of its leases with ILPT but is seeking to modify the terms of its existing leases with ILPT. As of April 29, 2025, ILPT has not engaged with ATD to modify any of its current leases. ATD has until May 20, 2025 to accept or reject the continuation of these leases.

17Q1 2025RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2025 18 1,145 2.0% 2.0% $ 4,940 1.1% 1.1% 2026 30 3,167 5.6% 7.6% 19,946 4.5% 5.6% 2027 43 8,306 14.7% 22.3% 51,894 11.7% 17.3% 2028 42 6,236 11.0% 33.3% 47,005 10.6% 27.9% 2029 38 6,879 12.1% 45.4% 45,342 10.2% 38.1% Thereafter 216 30,947 54.6% 100.0% 274,782 61.9% 100.0% Total 387 56,680 100.0% $ 443,909 100.0% Weighted average remaining lease term (years) 7.0 7.8 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of March 31, 2025 Scheduled Rent Resets at Hawaii Properties: 2025 2026 2027 2028 2029 Thereafter Total Reset square feet 60 154 86 — 1,859 1,176 3,335 Percent (1) 0.4% 1.1% 0.6% —% 13.0% 8.2% Annualized rental revenues $ 596 $ 1,316 $ 805 $ — $ 8,517 $ 11,491 $ 22,725 Percent (1) 0.5% 1.1% 0.7% —% 6.9% 9.3% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)	As of and for the Three Months Ended March 31, 2025					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC [(1)]	Other [(2)]	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	90	226	316	94	1	411
Rentable square feet	22,119	16,729	38,848	20,978	64	59,890
Occupancy %	96.4%	85.8%	91.8%	99.8%	100.0%	94.6%
Selected Balance Sheet Data:						
Total gross assets	$ 1,801,571	$ 733,573	$ 2,535,144	$ 3,105,843	$ 278,352	$ 5,919,339
Total debt (principal)	$ 1,722,070	$ 862,930	$ 2,585,000	$ 1,718,196	$ –	$ 4,303,196
Selected Income Statement Data:						
Rental income	$ 38,041	$ 31,768	$ 69,809	$ 41,685	$ 411	$ 111,905
Net (loss) income	$ (16,311)	$ 10,252	$ (6,059)	$ (24,801)	$ (309)	$ (31,169)
Net (loss) income attributable to common shareholders	$ (16,311)	$ 10,252	$ (6,059)	$ (15,129)	$ (344)	$ (21,532)
NOI	$ 29,796	$ 23,681	$ 53,477	$ 33,783	$ 242	$ 87,502
Cash Basis NOI	$ 29,002	$ 21,771	$ 50,773	$ 32,763	$ 244	$ 83,780
Adjusted EBITDAre	$ 27,047	$ 22,559	$ 49,606	$ 30,742	$ 4,976	$ 85,324
Normalized FFO attributable to common shareholders	$ (1,373)	$ 11,139	$ 9,766	$ 457	$ 3,267	$ 13,490
CAD attributable to common shareholders	$ (1,015)	$ 9,406	$ 8,391	$ 240	$ 3,002	$ 11,633
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.4%	11.9%	8.0%	4.2%		5.7%
Net debt / annualized Adjusted EBITDAre	15.9x	9.6x	13.0x	13.2x		11.9x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	946	492	1,438	881	–	2,319
% change in GAAP rent (weighted average by sq. ft.):	30.7%	18.2%	25.7%	7.6%	–%	18.9%
Weighted average lease term by sq. ft. (years):	7.3	4.9	6.6	5.4	–	6.1

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.

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Q1 2025 18

19Q1 2025RETURN TO TABLE OF CONTENTS Joint Ventures

20Q1 2025RETURN TO TABLE OF CONTENTS GA: 12.2% TX: 10.1% OH: 9.7% IN: 8.3% NC: 5.8% FL: 5.1%IL: 5.0% MI: 4.5% NJ: 3.8% MS: 3.7% KS: 3.5% 16 Other States: 28.3% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Number of Leases Expiring 1 10 13 7 10 40 % of Total Annualized Rental Revenues Expiring (1) 0.8% 5.1% 12.2% 10.4% 7.5% 64.0% A nn ua liz ed R en ta l R ev en ue s Ex p ir in g 2025 2026 2027 2028 2029 Thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 Lease Expiration Schedule As of March 31, 2025 Major Tenants % of Annualized Rental Top 10 Tenants (1) Revenues (2) FedEx Corporation 55.4% Amazon.com Services, Inc. 7.1% Home Depot U.S.A., Inc. 3.7% Techtronic Industries Company Limited 2.7% Berkshire Hathaway Inc. 2.7% Ulta Beauty, Inc. 2.4% Autoneum Holding AG 2.3% DSV Solutions Holding A/S 1.5% Beam Suntory Inc. 1.4% Treehouse Foods, Inc. 1.4% Geographic Diversification (2) (1) Includes any applicable subsidiaries of named tenants. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of March 31, 2025.

21Q1 2025RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) ILPT Number of Square Joint Venture Ownership Presentation Properties States Feet Mountain Industrial REIT LLC 61% Consolidated 94 27 20,978 (1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated. (2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of March 31, 2025 is $1,048,100. None of the debt is recourse to ILPT, subject to certain limitations. As of March 31, 2025 Consolidated Balance Sheets to the Consolidated Joint Venture March 31, 2025 December 31, 2024 ASSETS Real estate properties $ 2,844,016 $ 2,843,834 Accumulated depreciation (242,398) (222,621) Total real estate properties, net 2,601,618 2,621,213 Acquired real estate leases, net 130,510 136,239 Cash, cash equivalents and restricted cash 89,036 103,559 Other assets, net 42,281 35,149 Total assets $ 2,863,445 $ 2,896,160 LIABILITIES Mortgages and notes payable, net (2) $ 1,717,318 $ 1,722,015 Other liabilities 33,223 35,786 Total liabilities $ 1,750,541 $ 1,757,801 Noncontrolling interest (39%) $ 434,033 $ 443,960 Consolidated Joint Venture - Mountain Industrial REIT LLC (1) Greenwood, IN 615,284 Square Feet ILPT Ownership: 61%

22Q1 2025RETURN TO TABLE OF CONTENTS Operating Information of the Consolidated Joint Venture (100%) Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1) Three Months Ended March 31, Three Months Ended March 31, 2025 2024 2025 2024 Rental income $ 41,685 $ 42,363 $ 25,428 $ 25,841 Real estate taxes 4,828 5,663 2,945 3,454 Other operating expenses 3,074 3,908 1,875 2,384 Depreciation and amortization 25,550 26,683 15,586 16,277 General and administrative 3,938 4,075 2,402 2,486 Total expenses 37,390 40,329 22,808 24,601 Interest income 897 1,430 547 872 Interest expense (29,973) (30,393) (18,284) (18,540) Loss before income taxes (24,781) (26,929) (15,117) (16,428) Income tax expense (20) (24) (12) (15) Net loss $ (24,801) $ (26,953) $ (15,129) $ (16,443) Net loss $ (24,801) $ (26,953) $ (15,129) $ (16,443) Plus: depreciation and amortization 25,550 26,683 15,586 16,277 FFO and Normalized FFO $ 749 $ (270) $ 457 $ (166) (dollars in thousands) (1) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture. Consolidated Joint Venture - Mountain Industrial REIT LLC Griffin, GA 218,120 Square Feet ILPT Ownership: 61%

23Q1 2025RETURN TO TABLE OF CONTENTS Operating Information of the Consolidated Joint Venture (100%) Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1) Three Months Ended March 31, Three Months Ended March 31, 2025 2024 2025 2024 Normalized FFO $ 749 $ (270) $ 457 $ (166) Plus: non-cash interest expense 6,102 5,131 3,722 3,130 Minus: non-cash revenues (1,020) (1,306) (622) (797) Minus: recurring capital expenditures (804) (489) (491) (298) Minus: principal amortization (4,633) (4,466) (2,826) (2,724) CAD $ 394 $ (1,400) $ 240 $ (855) Net loss $ (24,801) $ (26,953) $ (15,129) $ (16,443) Plus: interest expense 29,973 30,393 18,284 18,540 Plus: income tax expense 20 24 12 15 Plus: depreciation and amortization 25,550 26,683 15,586 16,277 EBITDA, EBITDAre and Adjusted EBITDAre $ 30,742 $ 30,147 $ 18,753 $ 18,389 (dollars in thousands) Consolidated Joint Venture - Mountain Industrial REIT LLC (1) See page 31 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture. Houston, TX 91,295 Square Feet ILPT Ownership: 61%

Unconsolidated Joint Venture - The Industrial Fund REIT LLC [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2025

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Square Feet	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	$ 114,700

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Rental income	$ 19,635	$ 19,025
Real estate taxes	2,704	2,717
Other operating expenses	3,048	2,518
Depreciation and amortization	7,790	7,802
General and administrative	962	990
Total expenses	14,504	14,027
Interest income	161	137
Interest expense	(6,238)	(6,302)
Loss before income taxes	(946)	(1,167)
Income tax expense	(3)	(5)
Net loss	$ (949)	$ (1,172)
Distributions received [2]	$ 990	$ 990

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only [3]	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700


Carlisle, PA
205,090 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.
(2) Represents ILPT's distributions from this joint venture, including distributions of proceeds from this joint venture's financing activities, if any.
(3) The $123,700 loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. The Industrial Fund REIT LLC has purchased an interest rate cap through October 2025 with a SOFR strike rate equal to 3.50%.

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Q1 2025 24

25Q1 2025RETURN TO TABLE OF CONTENTS Appendix

Calculation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 111,905	$ 110,521	$ 108,945	$ 110,621	$ 112,235
Real estate taxes	(14,154)	(16,214)	(15,339)	(15,149)	(15,861)
Other operating expenses	(10,249)	(10,121)	(8,897)	(9,207)	(10,322)
NOI	87,502	84,186	84,709	86,265	86,052
Non-cash revenues	(3,722)	(2,576)	(2,206)	(3,330)	(3,856)
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196
Reconciliation of net loss to NOI and Cash Basis NOI:					
Net loss	$ (31,169)	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)
Equity in losses (earnings) of unconsolidated joint venture	1,042	(100)	(1,161)	(2,348)	(1,723)
Income tax expense	28	60	33	36	33
Loss before income taxes and equity in (losses) earnings of unconsolidated joint venture	(30,099)	(34,420)	(36,535)	(35,791)	(35,592)
Interest expense	69,813	71,739	73,936	73,631	73,230
Interest income	(1,968)	(2,506)	(3,134)	(2,935)	(2,852)
General and administrative	8,238	7,589	7,237	7,939	7,689
Depreciation and amortization	41,518	41,784	43,205	43,421	43,577
NOI	87,502	84,186	84,709	86,265	86,052
Non-cash revenues	(3,722)	(2,576)	(2,206)	(3,330)	(3,856)
Cash Basis NOI	$ 83,780	$ 81,610	$ 82,503	$ 82,935	$ 82,196



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Q1 2025 26

Calculation of Non-GAAP Financial Measures (Continued)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2025	12/31/2024	9/30/2024	6/30/2024	3/31/2024
Net loss	$ (31,169)	$ (34,380)	$ (35,407)	$ (33,479)	$ (33,902)
Plus: interest expense	69,813	71,739	73,936	73,631	73,230
Plus: income tax expense	28	60	33	36	33
Plus: depreciation and amortization	41,518	41,784	43,205	43,421	43,577
EBITDA	80,190	79,203	81,767	83,609	82,938
Equity in losses (earnings) of unconsolidated joint venture	1,042	(100)	(1,161)	(2,348)	(1,723)
Share of EBITDAre from unconsolidated joint venture	2,878	2,842	2,895	2,872	2,846
EBITDAre	84,110	81,945	83,501	84,133	84,061
Plus: general and administrative expense paid in common shares	247	211	446	924	339
Plus: incentive management fees [(1)]	967	–	–	–	–
Adjusted EBITDAre	$ 85,324	$ 82,156	$ 83,947	$ 85,057	$ 84,400
Net loss attributable to common shareholders	$ (21,532)	$ (24,101)	$ (24,990)	$ (23,175)	$ (23,403)
Equity in losses (earnings) of unconsolidated joint venture	1,042	(100)	(1,161)	(2,348)	(1,723)
Depreciation and amortization	41,518	41,784	43,205	43,421	43,577
Share of FFO from unconsolidated joint venture	1,505	1,440	1,496	1,484	1,459
FFO adjustments attributable to noncontrolling interest	(10,010)	(10,146)	(10,487)	(10,417)	(10,460)
FFO attributable to common shareholders	12,523	8,877	8,063	8,965	9,450
Incentive management fees [(1)]	967	–	–	–	–
Normalized FFO attributable to common shareholders	$ 13,490	$ 8,877	$ 8,063	$ 8,965	$ 9,450

(1) Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees will be calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of comprehensive income (loss) and will be payable to RMR in January of the following calendar year.


Holland

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Q1 2025 27

28Q1 2025RETURN TO TABLE OF CONTENTS (amounts in thousands, except per share data) For the Three Months Ended 3/31/2025 12/31/2024 9/30/2024 6/30/2024 3/31/2024 Normalized FFO attributable to common shareholders $ 13,490 $ 8,877 $ 8,063 $ 8,965 $ 9,450 Plus (minus): Non-cash interest expense 10,587 11,523 15,092 15,355 13,859 Non-cash revenues (3,722) (2,576) (2,206) (3,330) (3,856) General and administrative expense paid in common shares 247 211 446 924 339 Capital expenditures (3,959) (5,357) (5,637) (2,832) (3,373) Principal amortization (4,633) (4,592) (4,550) (4,508) (4,466) Share of Normalized FFO from unconsolidated joint venture (1,505) (1,440) (1,496) (1,484) (1,459) Distributions from unconsolidated joint venture 990 990 990 990 990 CAD adjustments attributable to noncontrolling interest 138 60 545 (75) 444 CAD attributable to common shareholders $ 11,633 $ 7,696 $ 11,247 $ 14,005 $ 11,928 Weighted average common shares outstanding (basic and diluted) 65,834 65,833 65,769 65,626 65,556 Per Common Share Data (basic and diluted): Net loss attributable to common shareholders $ (0.33) $ (0.37) $ (0.38) $ (0.35) $ (0.36) FFO attributable to common shareholders $ 0.19 $ 0.13 $ 0.12 $ 0.14 $ 0.14 Normalized FFO attributable to common shareholders $ 0.20 $ 0.13 $ 0.12 $ 0.14 $ 0.14 CAD attributable to common shareholders $ 0.18 $ 0.12 $ 0.17 $ 0.21 $ 0.18 Calculation of Non-GAAP Financial Measures (Continued)

Company Profile, Research Coverage and Governance Information

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Executive Officers

Yael Duffy
President and Chief Operating Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of March 31, 2025, RMR had approximately $40 billion in assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 1,900 properties and over 18,000 employees. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Matthew P. Jordan
Managing Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

BTIG
Thomas Catherwood
tcatherwood@btig.com
(212) 738-6140

Citizens
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q1 2025 29

30Q1 2025RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 24 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: ILPT calculates NOI and Cash Basis NOI as shown on page 26. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 27. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interest; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 27, including adjustments for such items related to the unconsolidated joint venture, if any, and incentive management fees, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in the agreements governing its debt, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of its future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

Non-GAAP Financial Measures and Certain Definitions (Continued)

Cash Available for Distribution:

ILPT calculates CAD as shown on page 28. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interest, equity based compensation, and principal amortization, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 27. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 27. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

Pro-Rata Operating Information of Consolidated Joint Venture:

ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

Certain Definitions:

Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period.

Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization.

Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

GAAP - GAAP refers to U.S. generally accepted accounting principles.

Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to of 316 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 90 properties containing approximately 22.1 million rentable square feet located in 34 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios.

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Q1 2025 31

32Q1 2025RETURN TO TABLE OF CONTENTS Leased square feet - Leased square feet is pursuant to existing leases as of March 31, 2025, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

33Q1 2025RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT's operating fundamentals and leasing velocity; ILPT's ability to realize organic cash flow growth and maintain portfolio stability; tenant retention at and demand for ILPT's properties; debt maturities; ILPT's and/or Mountain JV's potential exercise of extension options for the maturity date of loans; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to purchase cost effective interest rate caps; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; demand for industrial and logistics properties; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, effect of or changes to tariffs or trading policies, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT's tenant and geographic concentrations; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits; ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; non-performance by the counterparties to ILPT's interest rate caps; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT’s properties are located; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its managing trustees, RMR and others affiliated with them; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.